Exhibit 99.1

Zscaler Reports First Quarter Fiscal 2020 Financial Results

•Revenue grows 48% year-over-year to $93.6 million
•Calculated billings grow 37% year-over-year to $88.3 million
•Deferred revenue grows 49% year-over-year to $245.9 million
•GAAP net loss of $17.1 million compared to GAAP net loss of $7.6 million on a year-over-year basis
•Non-GAAP net income of $4.1 million compared to non-GAAP net income of $2.3 million on a year-over-year basis
SAN JOSE, California. - December 3, 2019 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal first quarter of fiscal year 2020, ended October 31, 2019.
"We delivered strong revenue growth and non-GAAP profitability in Q1 while significantly investing in our business to pursue our large market opportunity. We are committed to scaling all elements of our go-to-market strategy, as we see enterprises increasingly transforming their network and security to realize the benefits of the cloud," said Jay Chaudhry, Chairman and CEO of Zscaler. "I am confident that our new sales leadership, coupled with our cloud-native security platform, is strengthening our foundation for the long-term growth of our business."

First Quarter Fiscal 2020 Financial Highlights
•Revenue: $93.6 million, an increase of 48% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $18.3 million, or 20% of total revenue, compared to $8.7 million, or 14% of total revenue, in the first quarter of fiscal 2019. Non-GAAP income from operations was $2.9 million, or 3% of total revenue, compared to $1.2 million, or 2% of total revenue, in the first quarter of fiscal 2019.
•Net income (loss): GAAP net loss was $17.1 million, compared to $7.6 million in the first quarter of fiscal 2019. Non-GAAP net income was $4.1 million, compared to $2.3 million in the first quarter of fiscal 2019.
•Net income (loss) per share: GAAP net loss per share was $0.13, compared to $0.06 in the first quarter of fiscal 2019. Non-GAAP net income per share was $0.03, compared to $0.02 in the first quarter of fiscal 2019.
•Cash flow: Cash provided by operations was $21.4 million, or 23% of revenue, compared to $11.0 million, or 17% of revenue, in the first quarter of fiscal 2019. Free cash flow was $9.4 million, or 10% of revenue, compared to $5.2 million, or 8% of revenue, in the first quarter of fiscal 2019.
•Deferred revenue: $245.9 million as of October 31, 2019, an increase of 49% year-over-year.
•Cash, cash equivalents and short-term investments: $377.6 million as of October 31, 2019, an increase of $13.0 million from July 31, 2019.

Recent Business Highlights
•Announced Zscaler B2B, a new solution that reduces the attack surface introduced by customer-facing applications. Built within a zero trust network access (ZTNA) architecture, Zscaler B2B enables enterprises to provide secure application access to their business customers and partners without exposing the applications to the internet.
•Microsoft named Zscaler the first and only cloud security provider to be a certified partner in the Microsoft Networking Partner Program (NPP) for Office 365, which has stringent requirements for user performance. Microsoft only recommends NPP partners for Office 365 connectivity. The program is designed to offer Office 365 customers a set of partners whose deployment practices and guidance provide users a fast and secure user experience by aligning with Microsoft’s networking recommendations.

•Partnered with Crowdstrike to provide joint customers with seamless protection across the cloud and the endpoint. Crowdstrike’s AI-powered Threat Graph will integrate with Zscaler’s cloud security platform to provide customers with real-time threat detection and automated policy enforcement.
•Zscaler was named a Leader in the Gartner Magic Quadrant for Secure Web Gateways for the ninth year in a row. The report positioned Zscaler furthest in completeness of vision and highest in ability to execute.
•Zscaler achieved significant milestones in the U.S. Federal business. Zscaler Private Access (ZPA), a ZTNA service, earned Federal Risk and Authorization Management Program (FedRAMP) Ready status at the High Impact level. Zscaler was also added to the Department of Homeland Security Continuous Diagnostics and Mitigation Program Approved Products List.
•Hosted Zenith Live Zscaler Cloud Summits in Las Vegas and Lisbon, Portugal.

Financial Outlook
For the second quarter of fiscal 2020, we expect:
•Total revenue of $97 million to $100 million
•Non-GAAP income from operations of $3 million to $4 million
•Non-GAAP earnings per share of approximately $0.03, assuming approximately 138 million common shares outstanding

For the full year fiscal 2020, we expect:
•Total revenue of $405 million to $413 million
•Calculated billings of $500 million to $510 million
•Non-GAAP income from operations of $15 million to $18 million
•Non-GAAP earnings per share of $0.13 to $0.15, assuming approximately 139 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, certain litigation-related expenses and income tax effects generated by intangible assets acquired in business acquisitions. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call Information
Zscaler will host a conference call for analysts and investors to discuss its first quarter fiscal 2020 earnings results and outlook for its second quarter of fiscal 2020 and full year fiscal 2020 today at 1:30 p.m., Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, December 3, 2019
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com/
Dial-in number:	334-777-6978 or 800-367-2403

A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the "Events & Presentations" section and select "Q1 2020 Zscaler Earnings Conference Call" to participate.
A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, December 3 through December 7, 2019 by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 2038494.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the second quarter of fiscal 2020 and full year fiscal 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2019 filed on September 18, 2019, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.
About Zscaler
Zscaler enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet Access™ and Zscaler Private Access™, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™ and ZPA™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contact:
Bill Choi, CFA
Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2019	2018
Revenue	$93,590	$63,298
Cost of revenue (1) (2)	19,558	12,099
Gross profit	74,032	51,199
Operating expenses:
Sales and marketing (1) (2)	59,411	36,545
Research and development (1) (2)	20,271	13,186
General and administrative (1) (3)	12,625	10,131
Total operating expenses	92,307	59,862
Loss from operations	(18,275)	(8,663)
Interest income, net	2,022	1,590
Other expense, net	(29)	(188)
Loss before income taxes	(16,282)	(7,261)
Provision for income taxes	794	327
Net loss	$(17,076)	$(7,588)
Net loss per share, basic and diluted	$(0.13)	$(0.06)
Weighted-average shares used in computing net loss per share, basic and diluted	127,548	120,587
(1)  Includes stock-based compensation expense as follows:

Cost of revenue	$1,381	$503
Sales and marketing	10,039	2,801
Research and development	4,874	2,795
General and administrative	2,082	1,487
Total	$18,376	$7,586
(2)  Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$205	$—
Sales and marketing	8	—
Research and development	566	95
Total	$779	$95
(3) Includes certain litigation-related expenses as follows:

Litigation-related expenses	$2,007	$2,174

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	October 31,	July 31,
	2019 (*)	2019
Assets
Current assets:
Cash and cash equivalents	$69,346	$78,484
Short-term investments	308,285	286,162
Accounts receivable, net	70,482	93,341
Deferred contract acquisition costs	22,060	21,219
Prepaid expenses and other current assets	18,713	16,880
Total current assets	488,886	496,086
Property and equipment, net	48,361	41,046
Operating lease right-of-use assets (*)	32,585	—
Deferred contract acquisition costs, noncurrent	48,366	48,566
Acquired intangible assets, net	7,929	8,708
Goodwill	7,479	7,479
Other noncurrent assets	2,622	2,277
Total assets	$636,228	$604,162

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,784	$6,208
Accrued expenses and other current liabilities	12,003	12,810
Accrued compensation	22,926	21,544
Deferred revenue	218,191	221,387
Operating lease liabilities (*)	9,413	—
Total current liabilities	266,317	261,949
Deferred revenue, noncurrent	27,678	29,815
Operating lease liabilities, noncurrent (*)	24,825	—
Other noncurrent liabilities	3,356	3,840
Total liabilities	322,176	295,604
Stockholders’ Equity
Common stock	128	127
Additional paid-in capital	555,019	532,618
Accumulated other comprehensive income	436	268
Accumulated deficit	(241,531)	(224,455)
Total stockholders’ equity	314,052	308,558
Total liabilities and stockholders’ equity	$636,228	$604,162
(*) On August 1, 2019, we adopted the new leasing accounting standard using the transitional provision that allows us for the adoption of Topic 842 to be applied prospectively at the beginning of the fiscal year of adoption. As such, the condensed consolidated balance sheets for prior periods are not comparable to our fiscal 2020. The adoption of this standard resulted in the recognition of the operating lease right-of-use assets and operating lease liabilities related to our real estate and co-location arrangements.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	October 31,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(17,076)	$(7,588)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	3,582	2,170
Amortization expense of acquired intangible assets	779	95
Amortization of deferred contract acquisition costs	5,535	4,324
Amortization of operating lease right-of-use assets	2,596	—
Stock-based compensation expense	18,376	7,586
Deferred income taxes	(49)	—
Accretion of purchased discounts, net of amortization of investment premiums	(300)	(493)
Other	223	176
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	22,859	12,383
Deferred contract acquisition costs	(6,176)	(4,392)
Prepaid expenses, other current and noncurrent assets	(2,471)	(1,138)
Accounts payable	(38)	(768)
Accrued expenses, other current and noncurrent liabilities	(466)	2,110
Accrued compensation	1,382	(4,707)
Deferred revenue	(5,333)	1,256
Operating lease liabilities	(1,994)	—
Net cash provided by operating activities	21,429	11,014
Cash Flows From Investing Activities
Purchases of property and equipment	(10,210)	(5,414)
Capitalized internal-use software	(1,802)	(356)
Acquired intangible assets	—	(1,480)
Purchases of short-term investments	(88,410)	(137,429)
Proceeds from maturities of short-term investments	66,796	29,333
Net cash used in investing activities	(33,626)	(115,346)
Cash Flows From Financing Activities
Payments of offering costs related to initial public offering	—	(230)
Proceeds from issuance of common stock upon exercise of stock options	3,059	9,796
Repurchases of unvested common stock	—	(22)
Repayments of notes receivable from stockholders	—	1,905
Net cash provided by financing activities	3,059	11,449
Net decrease in cash, cash equivalents and restricted cash	(9,138)	(92,883)
Cash, cash equivalents and restricted cash at beginning of period	78,484	136,147
Cash, cash equivalents and restricted cash at end of period	$69,346	$43,264
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$69,346	$42,786
Restricted cash, current	—	186
Restricted cash, non-current	—	292
Total cash, cash equivalents and restricted cash	$69,346	$43,264

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	October 31,
	2019	2018

Revenue	$93,590	$63,298

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$74,032	$51,199
Add:
Stock-based compensation expense	1,381	503
Amortization expense of acquired intangible assets	205	—
Non-GAAP gross profit	$75,618	$51,702
GAAP gross margin	79%	81%
Non-GAAP gross margin	81%	82%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(18,275)	$(8,663)
Add:
Stock-based compensation expense	18,376	7,586
Litigation-related expenses	2,007	2,174
Amortization expense of acquired intangible assets	779	95
Non-GAAP income from operations	$2,887	$1,192
GAAP operating margin	(20)%	(14)%
Non-GAAP operating margin	3%	2%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2019	2018
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(17,076)	$(7,588)
Stock-based compensation expense	18,376	7,586
Litigation-related expenses	2,007	2,174
Amortization expense of acquired intangible assets	779	95
Provision for income taxes (1)	—	—
Non-GAAP net income, diluted	$4,086	$2,267

GAAP net loss per share, diluted	$(0.13)	$(0.06)
Stock-based compensation expense	0.13	0.06
Litigation-related expenses	0.01	0.02
Amortization expense of acquired intangible assets	0.01	—
Provision for income taxes (1)	—	—
Non-GAAP net income per share, diluted (2)	$0.03	$0.02
Weighted-average shares used in computing non-GAAP net income per share, diluted	136,860	133,845
___________
(1) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the excess tax deduction of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense and included in the GAAP provision for income taxes was not material for all periods presented.
(2) The sum of the GAAP net loss per share, diluted and the individual non-GAAP expense per share, diluted line items excluded from our non-GAAP results may not total to the non-GAAP net income per share due to rounding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	October 31,
	2019	2018
Calculated Billings
Revenue	$93,590	$63,298
Add: Total deferred revenue, end of period	245,869	165,279
Less: Total deferred revenue, beginning of period	(251,202)	(164,023)
Calculated billings	$88,257	$64,554

Free Cash Flow
Net cash provided by operating activities	$21,429	$11,014
Less: Purchases of property and equipment	(10,210)	(5,414)
Less: Capitalized internal-use software	(1,802)	(356)
Free cash flow	$9,417	$5,244
As a percentage of revenue:
Net cash provided by operating activities	23%	17%
Less: Purchases of property and equipment	(11)%	(8)%
Less: Capitalized internal-use software	(2)%	(1)%
Free cash flow margin	10%	8%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of the Company's core business operating performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense, amortization expense of acquired intangible assets and certain litigation-related expenses.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss plus stock-based compensation expense, amortization expense of acquired intangible assets, certain litigation-related expenses, income tax effects generated by the excess tax deduction of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property and equipment, and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.